EXHIBIT 3

ANS Investments LLC
▪ 50 Battery Place, Suite 7F, New York, NY 10280 ▪
▪ Tel: (212) 945-2080 ▪ Fax: (508) 629-0074 ▪
▪ Email: jmeer@verizon.net▪

    September 10, 2008

VIA ELECTRONIC MAIL, OVERNIGHT MAIL
AND FACSIMILE TRANSMISSION

Magellan Petroleum Corporation
10 Columbus Boulevard
Hartford, CT 06106
Attention: Mr. Edward B. Whittemore, Esq.
Corporate Secretary

Re:	Access to Stockholder List and Demand to Inspect Stockholder Records
Pursuant to Section 220 of the Delaware General Corporation Law

Ladies and Gentlemen:

The undersigned stockholder, ANS Investments LLC, a Delaware limited liability company (the “Stockholder”), with a business address of 50 Battery Place, Suite 7F, New York, New York 10280-1517, is the record owner of 2,000 shares (the “Record Shares”) of the Common Stock, par value $0.01 per share ("Magellan Common Stock" or “Common Stock”), of Magellan Petroleum Corporation, a Delaware corporation (“Magellan” or the “Company”), as evidenced by Magellan stock certificate number NU0112279 dated February 25, 2008. In addition, and including the Record Shares, the Stockholder is the beneficial owner of 304,780 shares of the Magellan Common Stock (collectively, the “Shares”). The name and address of the Stockholder as they appear on the Company's stock ledger are: ANS Investments LLC, 50 Battery Place, Suite 7F, New York, New York 10280-1530. As evidence of the Stockholder’s record ownership, attached hereto is a true and correct copy of the stock certificate referenced above which was issued by the Company’s stock transfer agent and registrar, American Stock Transfer & Trust Company, LLC.

Pursuant to Section 220 of the Delaware General Corporation Law (the “DGCL”), the Stockholder hereby demands (the “Demand”) an opportunity to inspect, and to make copies and extracts from, the following records and documents of the Company (the “Demand Materials”):

Magellan Petroleum Corporation
September 10, 2008

1. A complete record or list of the Company’s stockholders arranged in descending order by number of shares, certified by its transfer agent(s) and/or registrar(s), setting forth the name and address of each stockholder and the number of shares of Common Stock registered in the name of each such stockholder (i) as of the date hereof, and (ii) as of any record date for the 2008 Annual Meeting of Stockholders of the Company or any postponement, rescheduling, adjournment or continuation thereof, or any other meeting of stockholders held in lieu thereof the (“Annual Meeting”) (each record date under the preceding sub-clauses is hereinafter referred to as a “Record Date”).

2. A CD, DVD or other electronic storage medium containing a list of the Company’s stockholders setting forth the name and addresses of each stockholder and number of shares of Common Stock registered in the name of each such stockholder as of the date hereof and as of any Record Date, together with any computer processing information that may be relevant or necessary for the Stockholder to make use of such electronic medium, and a hard copy printout of such electronic medium for verification purposes.

3. All daily transfer sheets showing changes in the lists of the Company’s stockholders referred to in Item 1 above which are in or come into the possession of the Company or its transfer agent, or which can reasonably be obtained, pursuant to Rule 14b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from brokers, dealers, banks, clearing agencies, voting trusts or nominees of any central certificate depository system, from the date of such lists to the date of the Annual Meeting or any other meeting of stockholders held in lieu thereof.

4. All information that is in, or that comes into the Company’s or its transfer agent’s possession or control, or which can reasonably be obtained, pursuant to Rule 14b-2 under the Exchange Act, from brokers, dealers, banks, clearing agencies, voting trusts or nominees of any central certificate depository system concerning the number and identity of, and the number of shares held by, the actual beneficial owners of the Common Stock, including (a) the Securities Position Listing and omnibus proxy issued by The Depository Trust Company (“DTC”) for any Record Date; (b) all “Weekly Security Position Listing Daily Closing Balances” reports issued by DTC (and authorization for The Altman Group, Inc., the Stockholder’s agent, to receive such reports directly); and (c) all lists (and computer media, processing data and printouts as described in Item 2 above) containing the name, address and number of shares of Common Stock attributable to any participant in any employee stock ownership, incentive, profit sharing, savings, retirement, stock option, stock purchase, restricted stock, dividend reinvestment or other comparable plan of the Company in which the decision whether to vote shares of Common Stock held by such plan is made, directly or indirectly, individually or collectively, by the participants in the plan and the method(s) by which the Stockholder or its agents may communicate with each such participant.

5. All lists, tapes, electronic files and other information that are in, or that come into, the possession or control of the Company, or that can reasonably be obtained, pursuant to Rules 14b-1 and 14b-2 under the Exchange Act, which set forth the names and addresses of, and the number of shares held by, the beneficial owners of the Common Stock, including, but not limited to, any list of non-objecting or consenting beneficial owners (“NOBO’s” or “COBO’s”) in the format of a printout and magnetic computer tape listing in descending order balance. If such information is not in the Company’s possession, custody or control, such information should be requested from Broadridge Financial Solutions, Inc. (formerly ADP Proxy Services) - Investor Communications Services.

Magellan Petroleum Corporation
September 10, 2008

6. A “stop transfer” list or “stop lists” relating to any shares of the Common Stock as of the dates of the lists referred to in Item 1 above.

7. A correct and complete copy of the Bylaws of the Company, as amended to date, and any and all changes of any sort to the Bylaws of the Company hereafter made through the date of the Annual Meeting or any other meeting of stockholders held in lieu thereof, including, without limitation, any amendment to the existing Bylaws, any adoption of new Bylaws or deletions of any provisions of the existing Bylaws.

8. Any and all omnibus proxies and correspondent participant listings with respect to all nominees and respondent banks which are currently in effect.

9. The information and records specified in Items 1, 2, 4, 5, 6, and 8 above as of any Record Date for stockholder action set by the Company’s Board of Directors, by operation of law or otherwise.

10. A copy of the report prepared by the Inspector of Elections showing the names of the Company’s stockholders and how such stockholders voted with respects to any matter presented for consideration by the stockholders at the Company’s 2007 Annual Meeting of Stockholders.

11. A copy of the minutes of the Company’s 2007 Annual Meeting of Stockholders.

The Stockholder further requests that modifications, additions to or deletions from any and all information in the Demand Materials through the date of the Annual Meeting be immediately furnished to the Stockholder or his agents as such modifications, additions or deletions become available to the Company or its agents or representatives.

The Stockholder expects the Company to either deliver copies of the requested materials to him or his agents or representatives or make the materials available during the Company’s usual business hours. The Stockholder will forego the demand for inspection if the Company voluntarily furnishes to the Stockholder or his agents or representatives all the information included in the Demand Materials.

Magellan Petroleum Corporation
September 10, 2008

The Company is hereby authorized to deliver the information included in the Demand Materials to The Altman Group, Inc., at 1200 Wall Street West, Lyndhurst, New Jersey 07071, Attention: Paul Schulman (Pschulman@altmangroup.com, (201) 806-2206).

The Stockholder will also bear the reasonable costs incurred by the Company including those of its transfer agent(s) or registrar(s) in connection with the production of the Demand Materials.

The Stockholder makes this notification and demand to inspect, copy and make extracts of the Demand Materials in good faith and for the purpose of enabling the Stockholder to communicate with the Company’s stockholders, in compliance with applicable law, with respect to matters relating to their interests as stockholders, including, but not limited to, the Stockholder’s intention to solicit proxies from the Company’s stockholders to be voted at the Annual Meeting to have the Company’s stockholders (i) elect to the Company’s Board of Directors one (1) nominee selected by the Stockholder; (ii) approve one or more other stockholder proposals; and (iii) repeal any and all amendments to the Bylaws (whether effected by supplement to, deletion from or revision of the Bylaws) that are unilaterally adopted by the Company’s Board of Directors since April 18, 2007.

The Stockholder hereby designates and authorizes The Altman Group, Inc., its principals and employees, Blank Rome LLP, its partners, principals and employees, and any other persons designated by the Stockholder, The Altman Group, Inc., or Blank Rome LLP, acting together, singly or in any combination, to conduct, as its agents, the inspection and copying of the Demand Materials herein requested.

Please advise Keith E. Gottfried, Esq., of Blank Rome LLP, via mail at Watergate 600 New Hampshire Avenue, Washington, DC 20037, by telephone at (202) 772-5887, by facsimile at (202) 572-1434 or by e-mail at Gottfried@blankrome.com, as promptly as practicable as to the time and place that the items requested above will be made available in accordance with this Demand. Please also advise such counsel immediately whether you voluntarily will supply the information requested by this Demand. In addition, if the Company believes that this Demand is incomplete or otherwise deficient in any respect, please contact such counsel immediately so that the Stockholder may promptly address any alleged deficiencies.

If you refuse to permit the inspection and copying demanded herein, or fail to reply to this Demand, within five (5) business days from the date hereof, the Stockholder will conclude that this Demand has been refused and will take appropriate steps to secure its rights to examine and copy the Demand Materials.

Please also be advised that this Demand is not intended to constitute a request under Rule 14a-7 of the Securities Exchange Act of 1934, as amended. The Stockholder intends to make its request pursuant to Rule 14a-7 by separate communication to the Company.

The Stockholder reserves the right to withdraw or modify this Demand at any time, and to make other demands of the Company whether pursuant to the DGCL, other applicable law, or the Company’s certificate of incorporation or bylaws.

Magellan Petroleum Corporation
September 10, 2008

Please acknowledge receipt of this letter and the enclosures by signing and dated the enclosed copy of this letter and returning it to the Stockholder in the enclosed envelope.

Very truly yours,

ANS Investments LLC

By:	/s/ Jonah M. Meer
Jonah M. Meer
Chief Executive Officer

cc:	Keith E. Gottfried, Esq.
Paul Schulman

POWER OF ATTORNEY

    KNOW ALL MEN that ANS Investments LLC (the “Stockholder”) hereby constitutes and appoints The Altman Group, Inc., its officers, employees, agents and other persons designed by The Altman Group, Inc. and Blank Rome LLP, its partners, employees, agents and other persons designated by Blank Rome LLP, acting singly, together, or in any combination, its true and lawful attorneys-in-fact and agents for it in its name, place and stead, giving and granting unto said attorneys and agents full power and authority to act on his behalf, as a stockholder of Magellan Petroleum Corporation, a Delaware corporation (the “Company”), to seek the production, and to engage in the inspection and copying, of records and documents of every kind and description, including, without limitation, the certificate of incorporation and amendments thereto, minutes, by-laws and amendments thereto and any other business records relating to the Company.

The Stockholder reserves all rights on his part which said attorneys hereby are authorized to do or perform. This Power of Attorney may be terminated by the Stockholder or said attorneys by written notice to the other.

ANS INVESTMENTS LLC

	By:	/s/ Jonah M. Meer
Jonah M. Meer
Chief Executive Officer

Date: September 10, 2008

DECLARATION
STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

Jonah M. Meer, being duly sworn, deposes and says under oath that he has executed the stockholder demand on behalf of ANS Investments LLC to which this Declaration is attached and affirms under penalty of perjury under the laws of the State of New York that the facts and statements contained in such demand are true and correct in all material respects to his knowledge, information and belief.

/s/ Jonah M. Meer
Jonah M. Meer

SWORN TO AND SUBSCRIBED before me
this 10th day of September 2008.

/s/ Maureen Tragoma
Notary Public, State of New York
No. 01TR4916069
Qualified in Kings County
Commission Expires February 17, 2010